UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2023

Provention Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38552	81-5245912
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Broad Street, 2nd Floor Red Bank, NJ	07701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 336-0360

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PRVB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in a Current Report on Form 8-K filed on October 6, 2022, on October 4, 2022, Provention Bio, Inc. (the “Company”) and Aventis Inc., a fully-owned subsidiary of Sanofi (“Sanofi”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which Sanofi agreed to purchase $35 million of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price per share equal to 140% of the daily volume-weighted average per share price of the Common Stock for the five consecutive trading days prior to the closing date.

On February 9, 2023, the Company elected to proceed with the closing, and on February 10, 2023, Sanofi purchased 2,712,497 shares of Common Stock at a price of $12.9032 per share, for an aggregate purchase price of approximately $35 million.

The issuance of the Common Stock was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

On February 13, 2023 the Company issued a press release announcing the closing of Sanofi’s purchase of Common Stock pursuant to the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press Release issued by Provention Bio, Inc. on February 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Provention Bio, Inc.

Dated: February 13, 2023	By:	/s/ Thierry Chauche
Thierry Chauche
Chief Financial Officer